Exhibit 99.1

NEWS RELEASE

Investors: Jason Korstange (952) 745-2755	Media: Mark Goldman (952) 475-7050

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF National Bank Announces Resolution of Regulatory Order
Regarding BSA Matters

WAYZATA, Minn. —  Dec. 2, 2013 — TCF National Bank (“TCF Bank”), the principal subsidiary of TCF Financial Corporation (“TCF”) (NYSE: TCB), today announced that the Office of the Comptroller of the Currency (“OCC”) has lifted the regulatory order related to previously disclosed deficiencies in its Bank Secrecy Act (“BSA”) compliance program. TCF Bank has made comprehensive changes to its BSA compliance program and has satisfied the legal and regulatory requirements of the order. TCF Bank is committed to continuously reviewing its BSA compliance processes and working with the OCC to ensure a safe banking environment for our customers.

“We are pleased to resolve the OCC’s concerns and appreciate their guidance in strengthening our BSA compliance program,” said William A. Cooper, TCF Chairman and Chief Executive Officer. “TCF has made significant investments to create a best-in-class BSA program and we now have improved systems, training and processes to detect and report potential financial crimes. We will continue to work with law enforcement to protect the public interest and partner with the OCC to enhance the safety and security of the banking system.”

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About TCF Financial Corporation
TCF is a Wayzata, Minnesota-based national bank holding company with $18.4 billion in total assets at September 30, 2013. The company has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

Safe Harbor for Forward-Looking Information
This press release may contain projections and other “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with future results, plans or performance. We caution you that such statements are predictions and that actual events or results may differ materially. TCF’s expected financial results or other plans are subject to a number of risks and uncertainties. Please see the forward-looking statement disclosure contained in TCF’s 2013 third quarter Form 10-Q for more information about risks and uncertainties. Forward-looking statements speak only as of the date made and TCF undertakes no duty to update the information.

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